UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2019

People’s Utah Bancorp

(Exact name of Registrant as Specified in Its Charter)

Utah	001-37416	87-0622021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, American Fork, UT		84003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 642-3998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 27, 2019, it was reported to the Board of Directors that Dale O. Gunther has decided to retire and not to stand for re-election as a director of People’s Utah Bancorp (“PUB”) at the PUB annual meeting of shareholders scheduled for May 22, 2019.  Mr. Gunther will continue to serve as a director through the end of his current term.

In addition, Wolfgang T.N. Muelleck is retiring as a director at the end of his current term.

The Board of Directors has reduced the number of director seats thereon to eleven, which means that with Messrs. Gunther’s and Muelleck’s impending departures, three—rather than four—director seats will be up for election at this year’s PUB annual meeting of shareholders.

On February 27, 2019, the Board of Directors determined to recommend for consideration at the PUB annual meeting of shareholders: (i) the re-election of Richard T. Beard as a director; (ii) the re-election of Matthew S. Browning as a director; and (iii) the election of Natalie Gochnour as a director.

Mr. Beard has served as a director of the Company since 2004 and is the current chairman of the Board.  Mr. Beard brings extensive expertise and experience to the Board from 26 years in the legal profession advising clients in various industries, including the Company, on mergers and acquisitions, securities matters and his 13 years of experience as the former President and CEO of the Company advising the Board on strategic matters.

Mr. Browning was elected as a director of the Company in July 2017.  Mr. Browning serves as the COO of Snap! Finance, a technology-based, alternative financial services company.  Mr. Browning brings leadership and management experience along with his many years of financial services and related technologies experience to the Board.

Ms. Gochnour serves as an associate dean in the David Eccles School of Business and director of the Kem C. Gardner Policy Institute at the University of Utah. She also serves as the chief economist for the Salt Lake Chamber.  Ms. Gochnour holds undergraduate and master’s degrees in economics from the University of Utah.  She has extensive and diverse public service and business experience, ranging from presently serving as the vice-chair of Envision Utah to previously advising Utah governors Bangerter, Leavitt, and Walker on policy issues.  She has repeatedly been recognized for her contributions to the local and regional community and received multiple awards for increasing the profile of women in leadership roles.  The Company is pleased with and supportive of the Board’s recommendation of Ms. Gochnour for election to the Board of Directors and believes that her experience and expertise would be an asset to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: March 5, 2019	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

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